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                                                                  Exhibit d(12)

                  NOVATION OF SUBADVISORY CONSULTING AGREEMENT



                  This Novation of Subadvisory Consulting Agreement ("Agreement") is entered into this 24th day of January, 2003, by and among SALOMON BROTHERS ASSET MANAGEMENT INC, a Delaware corporation ("SBAM"), SALOMON BROTHERS ASSET MANAGEMENT LIMITED, a company incorporated under the laws of the United Kingdom ("SBAM Limited") and CITIGROUP ASSET MANAGEMENT LIMITED, a company incorporated under the laws of the United Kingdom ("SBAM Limited").

                  WHEREAS, pursuant to a Management Contract dated as of January 2, 1998 between SBAM and Salomon Brothers Variable Series Funds Inc, SBAM is the Investment Manager to the Salomon Brothers Variable Strategic Bond Fund (the "Fund") portfolio of Salomon Brothers Series Funds Inc, an open-end management investment company;

                  WHEREAS, pursuant to a Subadvisory Consulting Agreement dated as of January 2, 1998 between SBAM and SBAM limited (the "Subadvisory Consulting Agreement"), SBAM has retained SBAM Limited to assist SBAM in furnishing an investment program to the Fund by serving as Sub-Adviser Consultant to SBAM with respect to such portion of the assets of the Fund as SBAM shall allocate;

                  WHEREAS, SBAM and SBAM Limited desire that SBAM Limited be replaced as Sub-Adviser Consultant by CAM Limited in a transaction that does not result in a change of actual control or management in accordance with Rule 2a-6 of the 1940 Act; and

                  WHEREAS, SBAM Limited desires to effect a novation of the Subadvisory Consulting Agreement so that CAM Limited is substituted for SBAM Limited as a party to such agreement and SBAM Limited is released from its obligations under such agreement, CAM Limited desires to accept the novation thereof, and SBAM desires to consent to such novation;

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                  1. Novation and Acceptance. Subject to the terms and conditions contained herein, SBAM Limited hereby effects a novation of the Subadvisory Consulting Agreement to substitute CAM Limited for SBAM Limited as party to such agreement (the "Novation"), SBAM hereby consents to such Novation and hereby releases SBAM Limited from all of its duties and obligations under the Subadvisory Consulting Agreement, and CAM Limited hereby accepts the Novation and hereby releases SBAM Limited from all of its duties and obligations under the Subadvisory Consulting Agreement and assumes all rights, duties and obligations of SBAM Limited under such agreement. Any procedures established from time to time by agreement between SBAM Limited and SBAM shall be assigned to CAM Limited, subject to the terms and conditions contained herein and subject to amendment by mutual agreement of CAM Limited and SBAM.

                  2. Term. The Novation shall become effective on April 30, 2003 and shall extend for as long as the terms specified in Sections 3 and 4 of the Subadvisory Consulting



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Agreement are satisfied or until terminated in accordance with Section 4 of the Subadvisory Consulting Agreement.

                  3. No Termination. The parties agree that the Novation shall not constitute an "assignment" of the Subadvisory Consulting Agreement for purposes of Section 4 of the Subadvisory Consulting Agreement or the 1940 Act, and that the Subadvisory Consulting Agreement, as so novated, shall remain in full force and effect after the Novation.

                  4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Novation Agreement to be executed as of the day and year first above written.



                                    SALOMON BROTHERS ASSET MANAGEMENT INC

                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:



                                    SALOMON BROTHERS ASSET MANAGEMENT LIMITED

                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:



                                    CITIGROUP ASSET MANAGEMENT LIMITED

                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title: